EXHIBIT B-1

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NEUBERGER BERMAN EQUITY FUNDS
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Date of last
		Date of last	submission of
		approval by	existing management
	Date of	Trustees of the	agreement to vote of
	management	management	shareholders of each
Fund	agreement	agreement	Fund
Neuberger Berman	11/3/2003	9/25/2008	9/23/2003 (2)
Century Fund
Neuberger Berman	11/3/2003	12/13/2007	5/1/2008 (1)
Climate Change Fund
Neuberger Berman	11/3/2003	6/26/2008	10/7/2008 (1)
Emerging Markets Equity Fund
Neuberger Berman	11/3/2003	9/25/2008	11/1/2006 (1)
Equity Income Fund
Neuberger Berman Focus Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman Genesis Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman Guardian Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman	11/3/2003	9/25/2008	9/23/2003 (2)
International Fund
Neuberger Berman	11/3/2003	9/25/2008	6/13/2005 (1)
International Institutional Fund
Neuberger Berman	11/3/2003	9/25/2008	7/13/2006 (1)
International Large Cap Fund
Neuberger Berman	11/3/2003	9/25/2008	12/19/2007 (1)
Large Cap Disciplined
Growth Fund
Neuberger Berman	11/3/2003	9/25/2008	9/23/2003 (2)
Mid Cap Growth Fund(3)
Neuberger Berman Partners Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman	11/3/2003	9/25/2008	9/23/2003 (2)
Real Estate Fund
Neuberger Berman Regency Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman	11/3/2003	9/25/2008	12/19/2007 (1)
Select Equities Fund
Neuberger Berman	11/3/2003	9/25/2008	8/31/2006 (1)
Small and Mid Cap
Growth Fund(4)
Neuberger Berman	11/3/2003	9/25/2008	9/23/2003 (2)
Small Cap Growth Fund(5)
Neuberger Berman	11/3/2003	9/25/2008	9/23/2003 (2)
Socially Responsive Fund

(1)	Shareholder approval was obtained prior to the commencement of operations for the Fund by NB Management or its affiliate as the sole shareholder.

(2)	Shareholder approval was obtained after termination of the prior agreement due to the sale of NB Holdings, the parent company of NB Management, to LBHI.

(3)	Previously named Neuberger Berman Manhattan Fund.

(4)	Previously named Neuberger Berman All Cap Growth Fund.

(5)	Previously named Neuberger Berman Millennium Fund.

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LEHMAN BROTHERS INCOME FUNDS
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Date of last
		Date of last	submission of
		approval by	existing management
	Date of	Trustees of the	agreement to vote of
	management	management	shareholders of each
Fund	agreement	agreement	Fund
Neuberger Berman Cash Reserves	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman	5/31/2005	9/25/2008	6/10/2005 (1)
Core Bond Fund
Neuberger Berman	12/18/2006	9/25/2008	9/23/2003 (1)
Government Money Fund
Neuberger Berman	11/3/2003	9/25/2008	9/23/2003 (2)
High Income Bond Fund
Neuberger Berman	11/3/2003	9/25/2008	9/23/2003 (2)
Municipal Money Fund
Neuberger Berman	11/3/2003	9/25/2008	9/23/2003 (2)
Municipal Securities Trust
Neuberger Berman	5/31/2005	9/25/2008	12/16/2005 (1)
New York Municipal Money Fund
Neuberger Berman	11/3/2003	9/25/2008	9/23/2003 (2)
Short Duration Bond Fund(3)
Neuberger Berman	11/3/2003	9/25/2008	9/23/2003 (2)
Strategic Income Fund
Neuberger Berman	9/10/2007	9/25/2008	12/16/2005 (1)
Tax-Free Money Fund

(1)	Shareholder approval was obtained prior to the commencement of operations for the Fund by NB Management or its affiliate as the sole shareholder.

(2)	Shareholder approval was obtained after termination of the prior agreement due to the sale of NB Holdings, the parent company of NB Management, to LBHI.

(3)	Previously named Neuberger Berman Limited Maturity Bond Fund.

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LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS
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Date of last
		Date of last	submission of
		approval by	existing management
	Date of	Trustees of the	agreement to vote of
	management	management	shareholders of each
Fund	agreement	agreement	Fund
Neuberger Berman	12/15/2008	12/5/2008	12/18/2006 (1)
Treasury Fund(2)

(1)

Effective December 15, 2008, the Fund was converted from a master-feeder structure to a single-tier structure. Shareholder approval was obtained prior to commencement of the master fund in which the Fund invested prior to December 15, 2008 by NB Management or its affiliates as the sole shareholder. The agreement with respect to the master fund is identical to the agreement currently in effect for the Fund except for the date of the agreement and the name of the fund as the contracting party to the agreement.

(2)	Previously named Treasury Portfolio.

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NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES
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Date of last
		Date of last	submission of
		approval by	existing management
	Date of	Trustees of the	agreement to vote of
	management	management	shareholders of each
Fund	agreement	agreement	Fund
Neuberger Berman	9/29/2008	9/25/2008	12/22/2004 (1)
Institutional Cash Fund
Neuberger Berman	9/29/2008	9/25/2008	12/22/2004 (1)
Prime Money Fund

(1)

Effective September 29, 2008, the Fund was converted from a master-feeder structure to a single-tier structure. Shareholder approval was obtained prior to commencement of the master fund in which the Fund invested prior to September 29, 2008 by NB Management or its affiliates as the sole shareholder. The agreement with respect to the master fund is identical to the agreement currently in effect for the Fund except for the date of the agreement and the name of the fund as the contracting party to the agreement.